Exhibit 99.8
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                            AUCTION AGENCY AGREEMENT

                                    BETWEEN

                             BANKERS TRUST COMPANY

                                   AS TRUSTEE

                                      AND

                             BANKERS TRUST COMPANY

                                AS AUCTION AGENT

                      -----------------------------------


                        DATED AS OF ___________, __ 2002

                                  RELATING TO


                                $---------------
                            SLC STUDENT LOAN TRUST-I

                        STUDENT LOAN ASSET-BACKED NOTES
                                 CONSISTING OF
                               SERIES __________

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
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                                TABLE OF CONTENTS



1.       DEFINITIONS AND RULES OF CONSTRUCTION..................................................................

     1.1      Terms Defined by Reference to Indenture...........................................................
     1.2      Terms Defined Herein..............................................................................
     1.3      Rules of Construction.............................................................................

2.       THE AUCTION............................................................................................

     2.1      Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures...............
     2.2      Preparation for Each Auction; Maintenance of Registry of Existing Owners..........................
     2.3      All Hold Rate, Maximum Auction Rate and Applicable LIBOR Rate.....................................
     2.4      Auction Schedule..................................................................................
     2.5      Changes to the Auction Rate Period or Auction Date................................................
     2.6      Notices to Existing Owners........................................................................
     2.7      Ownership by Issuer Prohibited....................................................................
     2.8      Payment Defaults..................................................................................
     2.9      Broker-Dealers....................................................................................
     2.10     Access to and Maintenance of Auction Records......................................................

3.       THE AUCTION AGENT......................................................................................

     3.1      Duties and Responsibilities of the Auction Agent..................................................
     3.2      Representations and Warranties of the Auction Agent...............................................
     3.3      Rights of the Auction Agent.......................................................................
     3.4      Auction Agent's Disclaimer........................................................................
     3.5      Compensation, Remedies and Indemnification Relating to the Auction Agent..........................
     3.6      Compensation of the Broker-Dealers................................................................
     3.7      Representations and Warranties of the Trustee.....................................................
     3.8      Qualification of Auction Agent....................................................................

4.       MISCELLANEOUS..........................................................................................

     4.1      Term of Agreement.................................................................................
     4.2      Communications....................................................................................
     4.3      Entire Agreement..................................................................................
     4.4      Benefits..........................................................................................
     4.5      Amendment; Waiver.................................................................................
     4.6      Successors and Assigns............................................................................
     4.7      Severability......................................................................................
     4.8      [Reserved]........................................................................................
     4.9      Execution in Counterparts.........................................................................
     4.10     Governing Law.....................................................................................

5.       OTHER..................................................................................................

     5.1      Trust Obligations.................................................................................


EXHIBIT A - LIST OF INITIAL BROKER-DEALERS...................................................................EXH. A

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

      This Auction Agency Agreement (the "Agreement"), dated as of ________ __,
2002, between BANKERS TRUST COMPANY, a New York banking corporation (the
"Trustee") solely in its capacity as Trustee under a General Indenture, dated as of ________ __, 2002, by and between SLC Student Loan Trust-I, a Delaware business TRUST, (the "Issuer"), and the Trustee thereunder (the "General
Indenture"), as supplemented and amended by a First Supplemental Indenture, dated as of ________ __, 2002, by and between the Issuer and the Trustee, and the respective Auction Procedures attached as [Exhibit A] thereto (the "Auction
Procedures") (collectively referred to herein as the "Indenture"), and BANKERS
TRUST COMPANY, a New York banking corporation (together with its successors and assigns, the "Auction Agent") acting as Auction Agent pursuant to the provisions of the Indenture.

      The Issuer proposes to issue $___________ aggregate principal amount of its Student Loan Asset-Backed Notes, Series ____________ (the "Offered Notes").
The Offered Notes will be issued pursuant to the Indenture. Pursuant to [Section
1.13] of the Auction Procedures, the Auction Agent has been appointed to act in the capacities set forth in this Agreement. The Trustee is entering into this Agreement upon the direction of the Issuer and pursuant to the terms of the Indenture.

      Whereas, the Trustee is entering into this Agreement at the direction of the Issuer pursuant to and in accordance with the terms of the Indenture.

      Now, Therefore, in consideration of the premises and the mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Trustee and the Auction Agent agree as follows:

      1. DEFINITIONS AND RULES OF CONSTRUCTION.

      1.1 Terms Defined by Reference to Indenture. Capitalized terms not defined herein shall have the respective meanings specified in the Indenture, including the Auction Procedures.

      1.2 Terms Defined Herein. As used herein and in the Settlement Procedures
(as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "AUCTION" shall have the meaning specified in Section 2.1 hereof.

            (b) "AUCTION AGENT FEE" shall have the meaning specified in Section
      4.5(a) hereof.

            (c) "AUCTION PROCEDURES" shall mean the Auction Procedures that are set forth in [Exhibit A] to the First Supplemental Indenture.

            (d) "AUTHORIZED OFFICER" shall mean, with respect to the Auction
      Agent, each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer of the Auction
      Agent assigned to its Corporate Trust & Agency Services, and every other officer or employee of the Auction Agent designated as an "Authorized
      Officer" for purposes hereof in a communication to the Trustee.

            (e) "AUTHORIZED TRUSTEE REPRESENTATIVE" shall mean each Senior Vice
      President, Vice President, and Assistant Vice President of the Trustee and every other officer or employee of the Trustee designated as an "Authorized Trustee Representative" for purposes hereof in a communication to the Auction Agent.

            (f) "BROKER-DEALER AGREEMENT" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form of the Broker-Dealer Agreement, dated as of ________ _, 2002, between Bankers
      Trust company, as Auction Agent, and Salomon Smith Barney Inc., as
      Broker-Dealer, hereby incorporated by reference.

            (g) "BROKER-DEALER FEE" shall have the meaning specified in Section
      4.6(a) hereof.

            (h) "DTC PARTICIPANT" or "PARTICIPANT" of any person shall mean the member of, or participant in, the Depository that will act on behalf of an Existing Owner or Potential Owner.

            (i) "EXISTING OWNER REGISTRY" shall mean the register of Existing
      Owners maintained by the Auction Agent pursuant to Section 2.2(b)(i) hereof.

            (j) "OWNER" shall be the beneficial owner of any Offered Notes.

            (k) "LETTER OF REPRESENTATION" shall mean the letter of representations from the Issuer and the Trustee to The Depository Trust
      Company ("Depository") of even date herewith relating to the Offered
      Notes.

            (l) "SETTLEMENT PROCEDURES" shall mean the Settlement Procedures attached to the Broker-Dealer Agreement as Exhibit A thereto.

      1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) words importing the singular number shall include the plural number and vice versa;

            (b) the captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect;

            (c) the words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole;

            (d) all references herein to a particular time of day shall be to New York City time; and

            (e) in case of any conflict between the provisions of this Agreement and provisions of the Auction Procedures, the Auction Procedures shall control.

      2. THE AUCTION.

      2.1 Purpose; Incorporation by Reference of Auction Procedures and
Settlement Procedures.

            (a) The Indenture provides that the interest rate on Offered Notes for each Auction Period after the Initial Interest Period, except as otherwise provided in the Auction Procedures, shall be, subject to certain exceptions, equal to the Auction Rate that the Auction Agent advises has resulted on the Auction Date from the implementation of the Auction
      Procedures. The Issuer hereby appoints Bankers Trust Company as Auction
      Agent to perform all duties and obligations of the Auction Agent set forth herein. Bankers Trust Company hereby accepts such appointment as Auction
      Agent and agrees it will perform such duties and obligations, including, without limitation, on each Auction Date, the procedures set forth in this
      Section 2 and the Auction Procedures for the purpose of, among other things, determining the applicable Auction Rate for each Auction Rate
      Period (other than the Initial Interest Period). Each periodic operation of such procedures is hereinafter referred to as an "Auction".

            (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

      2.2 Preparation for Each Auction; Maintenance of Registry of Existing
Owners.

            (a) A list of Broker-Dealers is attached as Exhibit B to this Auction Agent Agreement. Not later than seven days prior to any Auction
      Date for which any change in such list of Broker-Dealers is to be effective, the Issuer will notify the Auction Agent and the Trustee in writing of such change. If any such change is the addition of a Broker-Dealer to such list, at the request of the Auction Agent the Issuer, not later than two days prior to each Auction Date, shall enter into an additional Broker-Dealer Agreement or agreements to be used in connection with such forthcoming Auction Date. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

            (b) (i) The Auction Agent shall maintain a current registry of Broker-Dealers, compiled as described below, that are Owners of Offered
      Notes (such registry being herein called the "Existing Owner Registry").
      Such persons shall constitute the Existing Owners for purposes of each Auction. The Issuer shall provide to the Auction Agent only on the Issue
      Date a list of the initial Existing Owners of Offered Notes and the aggregate principal amount of Offered Notes held by such Existing Owners.
      Thereafter, the Auction Agent shall indicate in the Existing Owner
      Registry the aggregate principal amount of Offered Notes held by each initial Existing Owner and the identity of the respective Broker-Dealer of each Existing Owner, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Owner continuing to hold or purchasing the Offered Notes. The Auction Agent may conclusively rely upon, as evidence of the identities of the Existing
      Owners, (A) such Registry, (B) the results of each Auction, (C) notices from any Existing Owner, the Participant of any Existing Owner or the Broker-Dealer of any Existing Owner as described in the first sentence of
      Section 2.2(b)(iii) hereof and (D) the selection by the Securities
      Depository of the Existing Owners whose Offered Notes are to be tendered for purchase and any notices from Broker-Dealers in connection therewith.

            (ii) The Trustee shall notify the Auction Agent and the Credit
      Facility Provider when any notice of redemption is sent by the Trustee to the Securities Depository as Registered Owner of Offered Notes not later than 5:00 P.M. on the date such notice is sent. In the event the Auction
      Agent receives from the Trustee written notice of any partial redemption of any Offered Notes, the Auction Agent shall, at least three Business
      Days prior to the Redemption Date, with respect to such Offered Notes, request the Securities Depository to notify the Auction Agent of the identities of the Participants (and the respective principal amounts) from the accounts of which Offered Notes have been called for redemption and the person or department at such Participant to contact regarding such redemption and, at least one Business Day prior to the Redemption Date with respect to Offered Notes being partially redeemed, the Auction Agent shall request each Participant so identified to disclose to the Auction
      Agent (upon selection by such Participant of the Existing Owners whose Offered Notes are to be redeemed) the aggregate principal amount of such Offered Notes of each such Existing Owner, if any, to be redeemed by the Issuer and the respective Broker-Dealer through which said Existing Owner purchased such Offered Notes; provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Participant from which it is to request such information. In the absence of receiving any such information with respect to an Existing
      Owner, from such Existing Owner's Participant or otherwise, the Auction
      Agent may continue to treat such Existing Owner as the beneficial owner of the aggregate principal amount of Offered Notes shown in the Existing
      Owner Registry. By the close of business on the day the Auction Agent receives any notice pursuant to this paragraph (ii), the Auction Agent shall forward the contents of such notice to the related Broker-Dealer in writing.

            (iii) The Auction Agent shall register in the Existing Owner
      Registry a transfer of Offered Notes from an Existing Owner to another person only if such transfer is made to a person or such person's
      Broker-Dealer, only if (A) such transfer is pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction
      Agent has been notified in writing in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement by the Existing Owner that is the transferor, the Participant of such Existing Owner or the Broker-Dealer of such Existing Owner, of such transfer. The Auction Agent shall rescind a transfer made on the Existing Owner Registry if the Auction Agent has been notified in writing in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement by the Broker-Dealer of any person that (i) purchased any Offered Notes and the seller failed to deliver such Offered Notes or (ii) sold any Offered Notes and the purchaser failed to make payment to such person upon delivery to the purchaser of such Offered Notes. The Auction Agent is not required to accept any notice of transfer or any notice of a failure to deliver delivered prior to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction
      Date.

            (c) The Auction Agent may request that the Broker-Dealers, as set forth in the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Owners of Offered Notes and the aggregate principal amount of Offered Notes beneficially owned by each such customer. Except as permitted by Section 2.10 hereof, the Auction Agent shall treat such information as it treats its own confidential information and shall not authorize disclosure of any such information so provided to any person other than the relevant Broker-Dealer, the Issuer and the Trustee, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful or would subject the Auction Agent to liability for which it has not received indemnity satisfactory to it.

            (d) In the event that any day that is scheduled to be an Auction
      Date shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than 9:15
      A.M. on the earlier of the new Auction Date or the old Auction Date.

      2.3 All Hold Rate, Maximum Auction Rate and Applicable LIBOR Rate.

            (a) On the date hereof the Applicable LIBOR Rate for the Series
      _____ Notes is ____%. In determining the Maximum Auction Rate on any
      Auction Date as set forth in Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to conclusively rely on the Applicable LIBOR Rate of which it has most recently received notice (or, in the absence of such notice, the Applicable LIBOR Rate set forth in the first sentence of this paragraph (a)).

            (b) (i) On each Auction Date, the Auction Agent shall determine the
      Carry-over Amount and any interest thereon, the Maximum Auction Rate, the Maximum Rate, the Maximum Interest Rate, the All Hold Rate, One-Month
      LIBOR and the Applicable LIBOR Rate. Not later than 10:30 A.M. on each
      Auction Date the Auction Agent shall notify the Trustee and the Broker-Dealers of such rates.

            (ii) If the ownership of the Offered Notes is no longer maintained in book-entry form by the Depository, no further Auctions will be held and the interest rate on the Offered Notes for each subsequent Auction Period will equal the Maximum Rate as determined by the Auction Agent on the Business Day immediately preceding the first day of such Auction Period as provided in the Indenture.

            (c) Upon receipt of notice from the applicable Broker-Dealer of a change in the length of one or more Auction Periods described in the Indenture, and provided that no certificate was received from such Broker-Dealer pursuant to the terms of the Indenture, then the interest rate on the Offered Notes for the next Auction Period shall be determined pursuant to the Auction Procedures. If a certificate from a Broker-Dealer is received by the Auction Agent pursuant to the terms of the Indenture but Sufficient Clearing Bids do not exist on the Auction Date for such first Auction Period then the interest rate on the Offered Notes for the Auction Period shall be the Maximum Rate as provided in the Indenture.

      2.4 Auction Schedule.

      The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trustee, at the direction of the Issuer, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

             Time                                    Event

By 9:30 A.M.                   Auction Agent  obtains the Maximum  Auction Rate,
                               the Maximum Rate, the Maximum  Interest Rate, the
                               All   Hold   Rate,   One-Month   LIBOR   and  the
                               Applicable  LIBOR Rate.  Auction  Agent  notifies
                               the  Trustee,   and  the  Broker-Dealers  of  the
                               Maximum  Auction  Rate,  the  Maximum  Rate,  the
                               Maximum   Interest   Rate,  the  All  Hold  Rate,
                               One-Month LIBOR and the Applicable LIBOR Rate.

9:30 A.M. - 1:00 P.M.          Auction Agent assembles information  communicated
                               to  it  by  Broker-Dealers  as  provided  in  the
                               Auction  Procedures.  Submission Deadline is 1:00
                               P.M.

Not earlier than               Auction  Agent makes  determinations  pursuant to
1:00 P.M.                      the Auction Procedures.

                               Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and principal amounts of Offered Notes are allocated as provided in the Auction Procedures. Auction
                               Agent gives notice of Auction results as set forth in Section 2.4(a) of the Broker-Dealer
                               Agreement.

Not later than                 Auction  Agent advises the Trustee of the Auction
3:00 P.M.                      Rate  for  the  next  Interest   Period  and  the
                               results  of  the   Auction  as  provided  in  the
                               Auction Procedures.

      The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

      2.5 Changes to the Auction Rate Period or Auction Date.

      (i) The Auction Agent shall mail any certificate delivered to it pursuant to [Section 1.15(a)(i)] of the Auction Procedures to the Existing Owners within two Business Days of its receipt thereof.

      (ii) The Auction Agent shall mail any notice delivered to it pursuant to [Section 1.15(a)(iv)] of the Auction Procedures to the Existing
            Owners within the two Business Days of its receipt thereof.

      (iii) If, after delivery to the Auction Agent of the notice referred to in [Section 1.15(a)(i)] of the Auction Procedures, the Auction Agent fails to receive the certificate referred to in [Section 1.15(a)(i)] of the Auction Procedures by 11:00 A.M. on the Business Day immediately preceding the next succeeding Auction Date, the Auction
            Agent shall deliver a notice of such failure to the Broker-Dealers not later than 3:00 P.M. on such Business Day by telecopy or other similar means.

      (iv) If, after delivery to the Auction Agent of the notice referred to in [Section 1.15(a)(i)] of the Auction Procedures and the notice referred to in [Section 1.15(a)(iv)] of the Auction Procedures, Sufficient Clearing Bids are not received by the Auction Agent by the Submission Deadline, the Auction Agent shall deliver a notice to the Broker-Dealers not later than 3:00 P.M. on such Auction Date by telephone confirmed in writing the next Business Day.

      2.6 Notices to Existing Owners.

      The Auction Agent shall be entitled to conclusively rely upon the address of each Existing Owner as such address is delivered by such Existing Owner or such Existing Owner's Broker-Dealer or Participant in connection with any notice to Existing Owners required to be given by the Auction Agent.

      2.7 Ownership by Issuer Prohibited.

      The Issuer may not submit any Order or Bid, directly or indirectly, in any Auction. The Auction Agent shall have no duty or liability with respect to monitoring compliance with or enforcing this Section 2.7.

      2.8 Payment Defaults.

            (a) The Auction Agent shall deliver a copy of any notice received by it from the Trustee to the effect that a Payment Default has occurred to the Broker-Dealers on the Business Day following its receipt thereof by telecopy or other similar means.

            (b) The Auction Agent shall deliver a copy of any notice received by it from the Trustee to the effect that a Payment Default has been waived or cured to the Broker-Dealers on the Business Day following its receipt thereof by telecopy or other similar means.

            (c) If a Payment Default shall have occurred, the Auction Agent shall calculate the Default Rate on the first day of (i) each Interest
      Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two
      Business Days after the cure of any Payment Default.

2.9   Broker-Dealers.

            (a) If the Auction Agent is provided with a copy of a Broker-Dealer
      Agreement, which has been manually signed by any person listed on Exhibit
      B hereto, and to which the Issuer shall have consented, it shall enter into such Broker-Dealer Agreement with such person.

            (b) The Auction Agent may, at the written request of the Issuer, enter into a Broker-Dealer Agreement with any other person who requests to be selected to act as a Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction. The Auction
      Agent shall only be required to enter into a Broker-Dealer Agreement if such Broker-Dealer Agreement is in substantially the form of the Broker-Dealer Agreement executed and delivered on the date hereof.

            (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed in writing by the Issuer.

2.10  Access to and Maintenance of Auction Records.

      The Auction Agent shall afford to the Trustee and the Issuer, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Issuer's sole cost and expense and at no cost to the Auction Agent) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant, or counsel shall furnish the Auction Agent with a letter from the Trustee or the Issuer requesting that the Auction Agent afford such person access. For purposes of this Section 2.10, the Broker-Dealers shall not be considered to be agents of the Trustee or of the Issuer. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Issuer to maintain such records for such longer period not in excess of four years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.
At the end of such period, if requested to do so in writing, the Auction Agent shall deliver such records to the Trustee. The Trustee and the Issuer agree to keep any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction confidential and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.10. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, except as may otherwise be required by law. The
Auction Agent shall not be responsible or liable for any actions of the Trustee or the Issuer or their respective agents, accountants or counsel for disclosure of confidential information as a result of such access.

3.    THE AUCTION AGENT.

      3.1 Duties and Responsibilities of the Auction Agent.

            (a) The Auction Agent is acting solely as agent for the Trustee and the Issuer hereunder and has no duties to any other person and owes no fiduciary duties to any other person by reason of this Agreement.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Auction Procedures as they have been incorporated herein, and in this Agreement itself, and no implied covenants or obligations shall be read into the Auction Procedures or this Agreement or any Broker-Dealer Agreement against the Auction
      Agent.

            (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

      3.2 Representations and Warranties of the Auction Agent.

            (a) The Auction Agent hereby represents and warrants to the Trustee that it (i) has been duly incorporated and is validly existing and in good standing as a New York banking corporation and (ii) has all necessary authority, approvals, consents (whether from the Issuer or otherwise) to enter into and perform its obligations under this Agreement; this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid, binding and enforceable obligation of the Auction Agent, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity and the exercise of judicial discretion.

            (b) Neither the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Auction Agent, to the best of its knowledge without any independent investigation, or any mortgage, indenture, contract, agreement or undertaking to which the Auction Agent is party or by which it is bound, or the organizational documents pursuant to which the Auction
      Agent has been created and under which it is operating.

            (c) All approvals, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction over the Auction Agent which would constitute a condition precedent to or the absence of which would materially adversely affect the due performance by the Auction Agent of its obligations under this Agreement have been obtained.

      3.3 Rights of the Auction Agent.

            (a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, bond certificate or other instrument, paper or document reasonably believed by it to be genuine. The
      Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trustee, a Broker-Dealer, the Issuer or the Securities Depository. The Auction Agent may record telephone communications with the Trustee or with the Broker-Dealers or both.

            (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Trustee, at the direction of the Issuer, agrees to pay, or cause to be paid, the reasonable fees and expenses of counsel to the Auction Agent, including but not limited to those incurred in connection with the negotiation of this Agreement and the transactions contemplated thereby, but such payment shall be made solely from moneys available under the Indenture for such purpose or other moneys provided by the Issuer.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

            (e) The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Offered Notes under federal or state securities laws or in respect of the sufficiency or the conformity of any transfer of Offered Notes pursuant to the terms of this Agreement, any Broker-Dealer Agreement, the Indenture or the Auction
      Procedures or any other document contemplated therein or thereby.

      3.4 Auction Agent's Disclaimer.

      The Auction Agent makes no representation as to the correctness of the recitals in, or the validity or adequacy of, this Agreement, the Broker-Dealer
Agreement, the Offered Notes, any offering document used to make offers or sales thereof or any other agreement or instrument executed in connection with the transactions contemplated herein.

      3.5 Compensation, Remedies and Indemnification Relating to the Auction
Agent.

            (a) The Auction Agent shall be entitled to receive an annual fee
      ("the Auction Agent Fee") for all services rendered by it under this Agreement and the Broker-Dealer Agreement pursuant to its fee letter with the Issuer.

            (b) The Issuer shall indemnify and hold harmless the Auction Agent and its directors, officers, employees and agents, but solely to the extent payable from Trust Estate pursuant to the Indenture from and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder and of enforcing this indemnification provision; provided that the Issuer shall not indemnify the Auction Agent pursuant to this Section 4.5(b) for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties hereunder and under the Broker-Dealer Agreement.

      3.6 Compensation of the Broker-Dealers.

            (a) The Broker-Dealers shall be entitled to receive a fee for all services rendered by them under the Broker-Dealer Agreements, as provided in the Broker-Dealer Agreements (the "Broker-Dealer Fee"). The
      Broker-Dealer Fee shall be ________% per annum.

            (b) On each Interest Payment Date the Auction Agent shall pay the
      Broker-Dealer Fee payable to each Broker-Dealer, as provided in Section
      2.5 of the Broker-Dealer Agreements.

      3.7 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Auction Agent that it (i) has been duly incorporated and is validly existing and in good standing as a New York banking corporation and (ii) has all necessary authority, approvals, consents (whether from the Issuer or otherwise) to enter into and perform its obligations under this Agreement; this Agreement has been duly and validly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable obligation of the Trustee, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity and the exercise of judicial discretion.

            (b) Neither the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Trustee, or any mortgage, indenture, contract, agreement or undertaking to which the Trustee is party or by which it is bound, or the organizational documents pursuant to which the Trustee has been created and under which it is operating.

            (c) All approvals, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction over the Trustee which would constitute a condition precedent to or the absence of which would materially adversely affect the due performance by the Trustee of its obligations under this Agreement have been obtained.

      3.8 Qualification of Auction Agent.

      Each Auction Agent shall be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, in The City of New York (or such other location as may be approved by the Trustee), and having a combined capital stock, surplus and undivided profits of at least
$__________; or (ii) a member of the National Association of Securities Dealers, Inc., having net capital of at least $__________ and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Indenture.

      4. MISCELLANEOUS.

4.1   Term of Agreement.

            (a) This Agreement shall terminate on the earlier of (i) the date on which Offered Notes are no longer outstanding under the Indenture and (ii) the date on which this Agreement is terminated in accordance with this
      Section 4.1. This Agreement shall also be terminated if all of the Offered
      Notes are converted to Offered Notes bearing interest at either a Fixed
      Rate or an Adjustable Rate. The Auction Agent may resign and be discharged of the duties and obligations created by the First Supplemental Indenture by giving at least 90 days' written notice to the Issuer, the Trustee and the Broker-Dealers (30 days' written notice if the Auction Agent has not been paid its fee for more than 30 days). The Auction Agent may be removed at any time by the Trustee if the Auction Agent is an entity other than the Trustee, acting at the direction of (i) the Issuer or (ii) the holders of 66-2/3% of the aggregate principal amount of the Offered Notes, by an instrument signed by the Trustee and filed with the Auction Agent, the Issuer and the Broker-Dealers upon at least 90 days' notice; provided that, if required by the Broker-Dealer, an agreement in substantially the form of the Auction Agency Agreement shall be entered into with a successor Auction Agent. If the Auction Agent and the Trustee are the same entity, the Auction Agent may be removed as described above, with the Issuer acting in lieu of the Trustee. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a successor Auction Agent satisfying the requirements of Section 3.8 hereof has been appointed and has accepted such appointment. If required by the Issuer, a replacement Auction Agency
      Agreement shall be entered into with a successor Auction Agent.
      Notwithstanding the foregoing, the Auction Agent may terminate this Agreement if, within 45 days after notifying the Trustee, and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of this Agreement, the Auction Agent does not receive such payment. If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Issuer shall use its best efforts to appoint a successor Auction Agent, and the Trustee shall thereupon enter into an Auction Agency Agreement with such successor.

            (b) Except as otherwise provided in this Section 4.1(b), the respective rights and duties of the Trustee and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The covenants and obligations of the Issuer to the Auction Agent under Section
      3.5 hereof and to the Broker-Dealers under Section 3.6 hereof shall survive the termination of this Agreement. Upon termination of this Agreement, to the extent requested to do so in writing, the Auction Agent shall (i) promptly deliver to the Trustee copies of all books and records maintained by it in connection with its duties hereunder, and (ii) promptly transfer to the Trustee or any successor Auction Agent any funds deposited by the Trustee or the Issuer with the Auction Agent pursuant to this Agreement which have not previously been distributed by the Auction
      Agent in accordance with this Agreement.

      4.2 Communications.

      Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party addressed to it at its address, or facsimile number set forth below:

If to the Trustee, addressed:

                  Bankers Trust Company
                  Four Albany Street
                  New York, New York 10006
                  Until further notice:
                  100 Plaza One
                  Jersey City, New Jersey 07311
                  Attention:  ____________________
                  Telephone:  (212) ___-____ / (201) ___ - ____
                  Facsimile:  (212) ___-____ / (201) ___ - ____

If to the Auction Agent, addressed:

                  Bankers Trust Company
                  Four Albany Street
                  New York, NY 10006
                  Until further notice:
                  100 Plaza One
                  Jersey City, New Jersey 07311
                  Attention:  Auction Rate Securities
                  Telephone: (212) 250-6850 / (201) 860-2843
                  Facsimile: (212) 250-1502 / (201) 860-7274


If to the Issuer, addressed:

                  SLC Student Loan Trust-I
                  750 Washington Boulevard
                  9th Floor
                  Stamford, Connecticut 06901
                  Attention:  _____________________
                  Telephone:  (203) ___-____
                  Facsimile:  (203) ___-____

If to the Broker-Dealer, addressed:

                  Salomon Smith Barney Inc.
                  388 Greenwich Street, 32nd Floor
                  New York, New York 10013
                  Attention:  Harry Apfel
                  Telephone:  (212) 816-9941
                  Facsimile:  (212) 816-0598

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein.
Communications shall be given on behalf of the Trustee by an Authorized Trustee
Representative and on behalf of the Auction Agent by an Authorized Officer.

      4.3 Entire Agreement.

      This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred between the parties relating to the subject matter hereof.

      4.4 Benefits.

      Nothing herein, express or implied, shall give to any person, other than the Trustee, the Auction Agent, the Issuer and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

      4.5 Amendment; Waiver.

            (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of both parties hereto; provided, however, that the provisions of this Agreement regarding Auction Procedures may be amended from time to time to conform to such procedures to industry or market practices solely upon the written consent of the parties hereto and upon written notice of such amendment to the affected Owners of such Offered Notes, and no prior written consent of any such owner shall be required in connection with such amendment.

            (b) The Trustee shall promptly notify the Auction Agent of any proposed amendment of or supplement to the Indenture (which notice shall include a copy thereof). In the event the Auction Agent in its discretion determines that such amendment or supplement would materially affect the Auction Agent's duties or obligations under either this Agreement or the Indenture, the Auction Agent may resign from its duties under this Agreement and the Indenture, which resignation shall be effective no later than the effective date of such amendment or supplement subject to the terms of Section 4.1.

            (c) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      4.6 Successors and Assigns.

      This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Trustee and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

      4.7 Severability.

      If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

      4.8 [Reserved].

      4.9 Execution in Counterparts.

      This Agreement may be simultaneously executed in several counterparts, each one of which shall be an original and all of which shall constitute but one and the same instrument.

      4.10 Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      5. OTHER.

      5.1 Trust Obligations.

      All privileges, rights and immunities given to the Trustee in the Indenture are hereby extended to and applied to the Trustee's obligations hereunder.



      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                   BANKERS TRUST COMPANY,
                                   AS TRUSTEE


                                   By: _______________________
                                       Name:__________________
                                       Title:_________________

                     AUCTION AGENCY AGREEMENT EXECUTION PAGE
                                FOR AUCTION AGENT




                                   BANKERS TRUST COMPANY,
                                   AS AUCTION AGENT


                                   By: _______________________
                                       Name:__________________
                                       Title:_________________

                     AUCTION AGENCY AGREEMENT EXECUTION PAGE
                                 FOR THE ISSUER


      The Issuer acknowledges and approves its obligations under this Agreement.


                                   SLC STUDENT LOAN TRUST-I,


                                   By: _______________________
                                       Name:__________________
                                       Title:_________________

                                    EXHIBIT A
                           TO AUCTION AGENCY AGREEMENT




                         List Of Initial Broker-Dealers


Salomon Smith Barney Inc.